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                                                                   Exhibit 10.9

SDL Communications                                        Effective Date: 2/3/98
46 Eastman Street
Easton, Massachusetts  02375
USA

                            SDL COMMUNICATIONS, INC.
                                  OEM AGREEMENT
                      Dated as of February 3, 1998 between


                            SDL Communications, Inc.
      with its principal place of business at 46 Eastman St., Easton, 02375
                     (referred to in this Agreement as SDL)
                                       and


                             NetScout Systems, Inc.
                    with its principal place of business at 4
                    Technology Park Drive, Westford, MA 01886
                   (referred to in this Agreement as Customer)


                               TERMS OF AGREEMENT

SECTION:

         1.       SCOPE OF CUSTOMER'S LICENSE
         2.       OBLIGATIONS OF SDL
         3.       OBLIGATIONS OF CUSTOMER
         4.       PRICING & PAYMENT TERMS
         5.       ORDERS, SHIPMENTS & RETURNS
         6.       WARRANTIES, INDEMNITIES & REMEDIES
         7.       CONFIDENTIAL INFORMATION
         8.       TERM & TERMINATION
         9.       GENERAL

EXHIBITS:

         A.       PRODUCT UNDER OEM AGREEMENT
         B.       PRODUCT PRICING
         C.       DELIVERY SCHEDULES

SDL COMMUNICATIONS, INC.                   NETSCOUT SYSTEMS, INC.


By: [ILLEGIBLE SIGNATURE]                  By: /S/ CHARLES TILLETT

Title: SENIOR V. PRESIDENT                 Title: VP FINANCE & ADMINISTRATION


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1.   SCOPE OF CUSTOMER'S LICENSE

     1.01 GRANT OF LICENSE. SDL grants to Customer a non-transferable right and OEM license to SDL's product or products listed in the statement of the Terms of Agreement beginning on the first page of this Agreement (referred to in this Agreement as the Products). The right and license granted by this Agreement is effective on the date of this Agreement and will continue in effect by this Agreement, unless terminated in accordance with Section 8. No right or license to manufacture, copy, alter, modify or repair the Products is granted to Customer under this Agreement. SDL will assist the Customer in private labeling options for the products described in Exhibit A.

     1.02 NON-EXCLUSIVE LICENSE. The license granted by SDL to Customer under this Agreement is nonexclusive. This Agreement shall not limit the right of SDL to manufacture, market, distribute, sell or promote anywhere in the world, directly or indirectly, any or all of the Products being supplied to Customer under this Agreement, or to license, appoint, hire, or otherwise engage others to do so.

     1.03 ESCROW ACCOUNT. SDL will maintain at SDL's expense in an escrow account, technical information relating to the products in Exhibit A, solely for the following purpose:

          In the event of a filing by or against SDL of a petition for relief under the United States Bankruptcy Code or similar petition under the insolvency laws of any jurisdiction, Customer shall have the right to manufacture all the products being supplied to Customer at that time under Exhibit A or other products being supplied by SDL to Customer for a license fee equal to [CONFIDENTIAL TREATMENT REQUESTED]** per unit of the most recent unit price paid by the Customer.

     The "technical information" will include the following:

     a) Manufacturing drawings and specifications of raw materials and components comprising such parts.

     b) Manufacturing drawings and specifications covering any special tooling and the operation thereof.

     c) A detailed list of all commercially available parts and components purchased by SDL on the open market, disclosing the part number, name and location of the supplier thereof and the price.

     d) One (1) complete copy of the then current diagnostics software source code and all tools used to build the object code from the source code used in the preparation of any software acquired by Customer by license or otherwise from SDL.


**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.


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     e)   All relevant design and user documentation.

     f)   This information will be updated as design changes occur.

2.   OBLIGATIONS OF SDL

     2.01 TECHNICAL SUPPORT. Customer will be entitled to ongoing technical support from SDL, ongoing technical support will be available to Customer from SDL at no charge. Customer's technical personnel will be allowed access to all necessary technical documentation and the appropriate SDL Technical personnel. SDL will make its best efforts to respond to all technical questions within 8 (eight) business hours. If deemed necessary by Customer, Customer and SDL will establish a bug reporting and tracking mechanism that is acceptable to both parties. SDL will assist Customer with on-site service calls when mutually agreed upon.

     2.02 FULFILLMENT OF PURCHASE ORDERS. SDL shall make it's best effort to fulfill Customer's purchase orders, this best effort shall be consistent with the delivery schedule outlined in Exhibit C of this agreement. In the event there is an event that forces deviation from the delivery schedule, SDL will inform Customer within 24 hours of such an event to establish a mutually agreeable next best delivery date pertaining to the specific product and quantity being delivered. SDL and Customer will mutually review the delivery schedule for adjustments, updates,, new products, and agreed upon enhancements at 6
          (six) month intervals from the Effective Date of this agreement.

     2.03 COMMERCIALLY AVAILABLE PRODUCTS. SDL shall make available all future non-customized and commercially available products to Customer. SDL will provide sufficient notification to Customer of the availability of such products as to allow Customer a reasonable period of time to integrate such products into Customer, s product offerings. SDL will also make the relevant technical resources available to Customer to assist Customer in this product integration process. These products will be available to Customer for the entire term of this agreement. Customer will have the right to integrate and utilize such commercially available SDL products as deemed necessary to Customer's business interest. SDL will notify Customer on all future commercially available products within 30 days of the initiation of design by SDL of all such produces.

     2.04 CUSTOMIZED PRODUCTS. SDL may develop mutually defined customized products for Customer on a forward going basis. SDL and Customer will define the NRE (Non Recurring Engineering) cost SDL will charge Customer prior to initiation of the development of such products. In addition to such costs, Customer will agree to purchase [CONFIDENTIAL TREATMENT REQUESTED]** upon [CONFIDENTIAL TREATMENT REQUESTED]** of such customized products from SDL.

**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.



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     2.05 ENGINEERING CHANGE ORDERS. In the event SDL determines an Engineering
          Change Order (ECO) implementation necessary that does not affect in any way Customer's end-product (finished product) reliability, functionality or performance (for all the products listed in Exhibit A, Commercially Available Products defined in Section 2.03 or Customized Products as defined in Section 2.04), SDL will inform Customer within 24 hours of the completion of such an Engineering Change Order (ECO). Whenever requested by Customer, SDL will make available to Customer, sample products with such ECO changes to allow customer to verify that such changes do not affect in any way Customer's end-product reliability, functionality or performance. SDL will forward an Electronic copy of this ECO detailing the change. Whenever possible, SDL shall make an effort to inform Customer in advance of implementation of such ECOs that do not affect the Customer's end-product reliability, functionality or performance. SDL will not implementation any ECOs that affect in any way the Customer's end-product reliability, functionality or performance without prior approval of Customer. SDL will make its technical personnel available to assist Customer in fully understanding the nature of any and all ECOs implemented to the related products. Upon Customer's request, SDL shall supply Customer sample products for acceptance testing after completion of ECOs that affect Customer's end-product reliability, functionality or performance.

     2.06 FUNCTIONALITY, MANUFACTURING & QUALITY. In the event SDL is unable to meet Customer's needs on mutually agreed upon functionality, or Customer's needs in manufacturing quantity and or reasonable quality standards in light of volume and other considerations relevant to the manufacture of the nonconforming shipments of the products listed in Exhibit A. Customer and SDL will define a mutually agreeable time period in which SDL will attempt to meet Customer's requirements. If SDL is still unable to meet Customer's requirements at the end of this negotiated period, Customer will then receive the manufacturing rights for that specific nonconforming product, subject, however, to payment by Customer of a licensing fee to SDL equal to [CONFIDENTIAL TREATMENT REQUESTED]** per unit of the last purchase price paid by Customer for such product.

     2.07 CONTINUITY OF PRODUCT SUPPLY. SDL will make all reasonable efforts to supply products listed in Exhibit A to Customer for a period of [CONFIDENTIAL TREATMENT REQUESTED]** . If discontinuance of a critical component from SDL's vendors deems it impossible for SDL to manufacture a specific product, SDL will inform Customer within 24 hours of receipt of such information by SDL. In this event, SDL will make all reasonable efforts, upon Customer's approval, to initiate design of a replacement product that is similar to the product in jeopardy, taking into account that the replacement product matches the form, functionality and pricing of the product being replaced. Customer will

**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.


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          make all reasonable efforts to commit the necessary resources to integrate the replacement product into Customer's product offerings.

     2.08 [CONFIDENTIAL TREATMENT REQUESTED]** CUSTOMER. SDL hereby represents that [CONFIDENTIAL TREATMENT REQUESTED]** for the entire term of this agreement will [CONFIDENTIAL TREATMENT REQUESTED]** as those that will be [CONFIDENTIAL TREATMENT REQUESTED]** to any of its other [CONFIDENTIAL TREATMENT REQUESTED]**. Further, if at any time in the future, SDL [CONFIDENTIAL TREATMENT REQUESTED]** another [CONFIDENTIAL TREATMENT REQUESTED]** , SDL shall immediately make those [CONFIDENTIAL TREATMENT REQUESTED]** to Customer.

     2.09 NOTIFICATION OF CHANGE OF CONTROL. SDL will inform Customer within 24 hours of the consummation of a purchase of all or substantially all of SDL's business by a Third Party. (for purposes hereof, all or substantially all of SDL's business shall include, the sale of all or a substantial portion of SDL's right, title and interest in and to the products listed in Exhibit A or any products being supplied to Customer at that time.)

     2.10 QUALITY ASSURANCE. SDL will establish within 60 days of the effective date of this Agreement documented quality assurance procedures that provide the following:

          a. Incoming inspection criteria for acceptance, rejection and purging of material.

          b.   A product ship or product hold quality process.

          c. Minimum Statistical techniques to measure and monitor process yield.*

          d.   A signature authority ECO process.*

          e.   A revision control system for assembly Bill of Materials.*

          f.   A segregated rejected material location.*

          g.   The latest test procedures are available to operators.*

     *    Items c through g have been in place at SDL since November 1, 1997.

     2.11 COMPLIANCE. On all products that are developed under Section 2.03 Commercially Available Products and Section 2.04 Customized Products, SDL will complete the minimum FCC & CE mark Compliance tests necessary and

**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

          customary in providing such products to its present OEM Customers. Wherever applicable, SDL's Engineering design methodologies incorporate consideration for the above minimum FCC & CE mark compliance tests in the design process. When requested by Customer, SDL will present a schedule that provides Customer with the expected compliance testing completion dates for the above stated compliance tests for products under Section 2.03 and 2.04. If, due to Customer's urgent need of completion of the above mentioned Compliance tests, Customer requests that such compliance test be expedited, and if such request for action is agreed to by SDL, then Customer will reimburse SDL for all related expenses specific to such compliance testing, not including the cost of utilizing SDL's technical personnel in the conducting or completion of such compliance tests. In the event, Customer requires Compliance testing for products developed under
          Section 2.03 and 2.04 that is above and beyond the minimum FCC and CE mark compliance testing as described above, Customer will be responsible for all costs associated with such compliance tests relating to these products. SDL will, however, provide the necessary technical personnel in assisting Customer with the completion of such compliance tests for SDL products incorporated into Customers end-products (finished products).

     2.12 FORCE MAJEURE. Except as to payment due and owing under this Agreement, neither SDL nor Customer shall be liable to the other party for failure or delay in performance of any obligation hereunder or for any damage caused thereby if such delay is due to any cause beyond the reasonable control of the party. Such cause may, include but is not limited to natural disasters, war accidents, strikes or utility shortage or curtailment, governmental regulations, or to any other cause or causes beyond the control, or without the fault or negligence, of either party.

     2.13 END-USER WARRANTY AND LICENSE. SDL warrants that at the time of shipment the Product shall be free from defect in material and workmanship. SDL warrants that the Product will meet the standard specifications of each product listed in Exhibit A hereto at the time of shipment. This warranty excludes damage resulting from mishandling, tampering, improper installation and misuse by the purchaser. SDL warrants all Products for a period of 12 months from the date of Invoice.

3.   OBLIGATIONS OF CUSTOMER

     3.01 TRADEMARKS.

          (a) SDL grants to Customer a nonexclusive license to use SDL's trade name and those of SDL's trademarks and service marks that pertain to any of the Products, solely in Customer's advertising and other promotion of the Products. SDL will assist the Customer in private labeling options for the prouducts described in Exhibit
               A. SDL will allow Customer to use its trademark for private labeling purposes.



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          (b)  Whenever Customer uses in writing a registered trademark of SDL, it shall place next to that trademark, at least the first time that it appears in any given advertisement or publication, an encircled "R" in superscript and a footnote stating that trademark is a registered trademark of SDL. Whenever Customer uses in writing a trademark of SDL for which SDL has applied for registration, it shall place next to that trademark, at least the first time that it appears in any given advertisement or publication, the letters "TNF' in superscript and a footnote stating that that trademark is a trademark of SDL.

          (c) This Agreement shall not provide Customer any interest in SDL's name or any of its trademarks or service marks except as expressly provided in this Agreement. Customer's license to use SDL's name and its trademarks and service marks shall cease upon the termination of this Agreement.

     3.02 END-USER WARRANTY AND LICENSE. Customer shall not make or grant, orally or in writing, expressly or by implication, any other warranty or license other than that which SDL has stated in the End-user warranty and license.

     3.03 COMPLIANCE WITH LAWS. Customer shall not, nor shall Customer permit any other reseller of any of the Products supplied by SDL under this Agreement, to export any of the Products, directly or indirectly, to any foreign country in violation of any United States statute or regulation in effect at the time of export. Customer shall be responsible for obtaining all required agency, governmental or safety certifications for the Products listed in Exhibit A.

4.   PRICING AND PAYMENT TERMS

     4.01 PRODUCT PRICING. Product Pricing to Customer shall be consistent with the pricing reflected in Exhibit B of this Agreement. Pricing and Terms for all other products to be supplied by SDL to Customer will be negotiated separately. SDL will not be responsible for any International Duties and Taxes relating to the shipment of SDL products by Customer.

     4.02 PURCHASE ORDER CHANGES AND CANCELLATIONS. All changes, rescheduling of shipment, or cancellations of the Purchase Order must be made in writing. Customer will be allowed to reschedule a specific Purchase Order one-time without incurring any rescheduling penalty. Beyond this, orders rescheduled within [CONFIDENTIAL TREATMENT REQUESTED]** of shipping date are subject to a rescheduling fee of [CONFIDENTIAL TREATMENT REQUESTED]** of the net Purchase Order amount. Orders canceled within [CONFIDENTIAL TREATMENT REQUESTED]** of shipping date are subject to a restocking charge of [CONFIDENTIAL TREATMENT REQUESTED]** of the net Purchase Order amount of the items restocked. Orders that are

**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

          rescheduled or canceled outside of [CONFIDENTIAL TREATMENT REQUESTED]** shall not be subject to any charges.

     4.03 PRICE CHANGES. SDL may change the prices of any of the Products being supplied under this Agreement at upon [CONFIDENTIAL TREATMENT REQUESTED]** prior written notice to customer. In the event there is a price increase for a specific product or products, SDL will honor all outstanding orders on existing Purchase Orders from Customer at prices prior to any and all such price increases.

     4.04 RESALE PRICES. SDL shall have no control of the price or prices at which Customer actually resells SDL's products, which Customer shall determine without the involvement of SDL.

     4.05 CUSTOMER'S FAILURE TO PAY. Customer's failure to pay after a 90 day period following the due date of any undisputed Invoice shall constitute a material breach of this Agreement. Before a material breach can be declared, SDL shall notify Customer in writing of the outstanding Invoices & amounts due within 45 days after the due date of such Invoices & allow customer 30 days from date of such notice or 90 days after the due date to pay all such undisputed Invoices in full. Interest shall accrue on all unpaid amounts at the rate of [CONFIDENTIAL TREATMENT REQUESTED]** per month, compounded daily, or the highest rate then permitted by law (whichever is the lower) from the date on which payment was due through the date on which SDL receives payment and SDL, at its option, may cancel or defer shipment of any previously accepted or future orders until it has received payment in full of all amounts due from Customer, whether or not overdue.

     4.06 CREDIT LIMIT. The maximum amount of credit that SDL is required to extend to Customer is [CONFIDENTIAL TREATMENT REQUESTED]**. This Credit Limit can be increased by SDL upon receipt of relevant Financial Information from Customer allowing SDL to make such a decision.

     4.07 TERMS OF PAYMENT. All Products sold hereunder shall be invoiced in full upon shipment. Unless otherwise specified. terms of payment are net thirty (30) days on approved credit. Any undisputed amounts owing after thirty (30) days shall accrue interest at the rate of [CONFIDENTIAL TREATMENT REQUESTED]** per month from date of shipment. SDL shall have the right to change credit terms of the Customer with 60 days prior notice, and to hold up shipment of Products if payment for a previous order has not been received.

5.   ORDERS, SHIPMENTS AND RETURNS

     5.01 PURCHASE ORDERS. Purchase Orders shall specify shipment dates no later than 12 months from the issuance thereof. Customer will provide SDL with a [CONFIDENTIAL

**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.


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          TREATMENT REQUESTED]** of products required for a given Quarter
          (90-Day period), no later than Forty Five (45) days before the beginning of the Quarter in which these purchases are to take place.

     5.02 ACKNOWLEDGMENTS. Any terms or conditions specified in the Purchase Order which differ from or conflict with the terms of this Agreement in any material respect shall be void unless specifically accepted by SDL.

     5.03 SHIPMENT AND DELIVERY. Shipment shall be F.O.B. from SDL's location in Easton. Massachusetts, by the method specified by the Customer. If any conditions arise which prevent compliance with delivery schedules, SDL will not be liable for any damage for delay in delivery. SDL will, however, use its best efforts to notify Customer of delays,. SDL will not make shipment ahead of schedule without Customer's approval. All freight charges on shipments will be billed to Customer.

     5.04 RETURNS. Customer may return Products to SDL only if Customer has first requested and obtained from SDL a Return Merchandise Authorization number, to which Customer shall refer in the shipping documents accompanying the returned Products.

6.   WARRANTIES, INDEMNITIES AND REMEDIES

     6.01 WARRANTIES. SDL product Warranty is specified in Section 2.13 . SDL shall repair or replace free of charge any Product that does not comply with that warranty. Customer may replace any defective SDL products that it has sold, and SDL shall replace in Customer's inventory, free of charge, the same number of Products that Customer has had to replace pursuant to the Warranty specified in Section 2.13.

     6.02 INDEMNITY OF SDL. Customer shall Indemnify SDL and hold it harmless from any and all actions, claims, damages. expenses (including attorney's fees) and liabilities that arise from Customer's act, omission or misrepresentation in the marketing, OEM, sale or promotion of all Products supplied under this Agreement, including particularly those that arise from Customer's breach of it's obligations.

     6.03 INDEMNITY OF CUSTOMER. SDL shall indemnify and hold harmless Customer from and against any damages, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) arising out third party claims alleging that the products being provided in Exhibit A or any other products supplied by SDL to Customer infringe on any Patent, Trademark, Copyright or trade secret. Should any of the products in Exhibit A or any product being supplied by SDL to Customer become the subject of a claim of infringement, SDL shall (a) obtain for SDL the right to continue using such specific products pursuant to the terms and conditions of this Agreement, or (b) replace or modify the products so that they become non-infringing but functionally equivalent.


**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     6.04 LIMITATIONS OF WARRANTY AND LIABILITY. THE WARRANTY STATED IN THIS
          SECTION IS A LIMITED WARRANTY AND IS THE ONLY WARRANTY, EXPRESS OR IMPLIED, MADE BY SDL. ANY AND ALL OTHER WARRANTIES, INCLUDING SPECIFICALLY WARRANTIES, OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED. NEITHER SDL NOR CUSTOMER SHALL BE LIABLE OR OBLIGATED TO THE OTHER IN ANY MANNER FOR ANY MANNER FOR ANY CONSEQUENTIAL OR INDIRECT DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.   CONFIDENTIAL INFORMATION

     7.01 SDL and Customer each acknowledges that, during the course of performing its duties under this agreement, it may obtain information relating to the business or products of the other that is confidential and proprietary ("Confidential Information"). Each party shall use the Confidential Information for the sole purpose of exercising its rights and performing its duties under this Agreement and shall not disclose any of the other party's Confidential Information to anyone other than those of its employees, agents or consultants who (i) have a need to know the Confidential Information in order to enable the receiving party to exercise its rights and perform its duties under this agreement; and (ii) who have signed an agreement with the receiving party obligating them (a) not to disclose any of the Confidential Information to anyone other than other employees or agents of the receiving party who have signed similar agreements with the receiving party and (b) not to use any of the Confidential Information for any purpose other than to enable the receiving party to exercise its rights and perform its duties under this Agreement. Before disclosing any of the disclosing party's Confidential Information to any of its employees or agents, the receiving party shall advise each employee or agent that the disclosing party's Confidential Information is confidential and subject to the restriction stated in this Agreement.

     7.02 The receiving party and its employees and agents shall return to the disclosing party all of its Confidential Information, including the originals and copies of documents containing any of the disclosing party's Confidential Information, upon the termination of this Agreement. Nothing in this Agreement, nor the disclosure of any Confidential Information by the disclosing party, shall be construed to grant to the receiving party any rights of any kind in any of the Confidential Information.

     7.03 This Agreement shall not apple to information that (I) on the date of this Agreement was already known to the receiving party or available to the public; (II) after the date of this Agreement becomes known to the receiving party or available to the public other than unauthorized disclosure; or (III) was or is developed by the receiving party Independently without any use of any of the disclosing party's Confidential Information.

     7.04 The terms and conditions of this Agreement cannot be disclosed by either party to a third party entity or individual without the express written consent of the party to this agreement (either SDL or Customer) that is not initiating this disclosure. The Customer's trademark cannot be used in any shape or form by SDL without the prior written consent of the Customer. This agreement shall not provide SDL any interest in Customer's name or any of its trademarks or service marks.

8. TERM AND TERMINATION. Subject to the other provisions of this Section 8, this Agreement shall have a duration of 60 months. Either party may cancel this Agreement for breaching the obligations of this contract by giving written notice to the other party at least 60 days before effective date of the cancellation. Upon termination of this Agreement, (a) each party shall immediately return to the other all copies of Confidential Information of the other then in its possession, custody or control and shall cease to use any of the other party's Confidential Information for any purpose; and (b) the license granted by this Agreement shall be terminated Immediately. Customer shall cease to market, distribute, sell or promote any of the Products, to use SDL's name or any of its trademarks or service marks or otherwise hold itself out as a customer of SDL's Products.

     RIGHTS UPON TERMINATION. Termination of any Purchase Order of this Agreement shall not affect SDL's right to be paid for undisputed invoices for Products already shipped. The termination of this Agreement shall not affect any of the SDL's warranties, indemnification's or obligations relating to returns, credits or any other matters set forth in this Agreement that are to survive this termination in order to carry out their intended purpose all of which shall survive this agreement. Upon termination of this Agreement, Customer shall discontinue holding itself out as a Customer of SDL's products. The expiration of the term of this Agreement shall not affect the obligations of either party to the other party pursuant to any Purchase Order previously forwarded to SDL.

9.   GENERAL

     9.01 ASSIGNMENT; BINDING EFFECT. No party may assign any or all of its rights or delegate any or all of its duties under this Agreement without the written consent of the other party. A change in control of the ownership, or a transfer of all or substantially all of the assets, of SDL or the Customer shall not be deemed an assignment of this Agreement and shall not require the other party's consent.

     9.02 MISCELLANEOUS. The laws of the Commonwealth of Massachusetts, excluding the conflicts-of-law principles thereof shall govern the validity and construction of this Agreement. This Agreement states the entire agreement and understanding of the parties on the subject matter of the Agreement, and supersedes all previous agreements, arrangements, communications and understanding relating to that subject matter. This Agreement may be amended, modified, superseded or canceled, and any of the terms thereof may be waived, only by a written document signed by each party to this Agreement or, in case of waiver, by the party or parties waiving compliance. No person not a party to this Agreement (including


**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

          any employee of any party to this Agreement) shall have or acquire any rights by reason of this Agreement, nor shall any party by this Agreement have any obligations or liabilities to such other person by reason of this Agreement. Nothing in this Agreement shall be deemed to constitute any party a partner, joint venture, employer, employees master, servant, principal or agent of any other party or any other person.

                     EXHIBIT A: PRODUCTS UNDER OEM AGREEMENT



 SDL PRODUCTS                PRODUCT DESC.                     SDL PART NUMBER

                  [CONFIDENTIAL TREATMENT REQUESTED]**




**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                           EXHIBIT B: PRODUCT PRICING


                                                              QUANTITY (UNITS)

SDL PRODUCTS        PRODUCT DESC.         SDL PART NUMBER      100-299      300+


                    [CONFIDENTIAL TREATMENT REQUESTED]**





**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                          EXHIBIT C: DELIVERY SCHEDULES



BASED ON PRODUCTS REQUIRED PER SHIPMENT
---------------------------------------

[CONFIDENTIAL TREATMENT REQUESTED]**
Quantity(units):                                        1-100           101-250         251-500         501+
Delivery Schedule (in working days):                          30              35              40             50

[CONFIDENTIAL TREATMENT REQUESTED]**
Quantity(units):                                        1-100           101-250         251-500         501+
Delivery Schedule (in working days):                          30              35              40             50

[CONFIDENTIAL TREATMENT REQUESTED]**
Quantity(units):                                        1-100           101-250         251-500         501+
Delivery Schedule (in working days).                          30              35              40             50

[CONFIDENTIAL TREATMENT REQUESTED]**
Quantity(units):                                        1-100           101-250         251-500         501+
Delivery Schedule (in working days):                          30              40              50             50

[CONFIDENTIAL TREATMENT REQUESTED]**
Quantity(units):                                        1-100           101-250         251-500         501+
Delivery Schedule (in working days):                          30              40              50             50

[CONFIDENTIAL TREATMENT REQUESTED]**
Quantity(units):                                        1-100           101-250         251-500         501+
Delivery Schedule (in working days):                          30              35              40             50




**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.